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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             INVESCO EXCHANGE FUND

An Annual Meeting ("Meeting") of Partners of Invesco Exchange Fund (the "Fund") was held on August 29, 2014. The Meeting was held for the following purposes:

    (1) To elect fifteen Managing General Partners, each to serve until the next annual meeting of Partners or until a successor is elected and qualified.

    (2) To ratify the selection of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm of the Fund.

The results of the voting on the above matters were as follows:

                                                                                            Votes   Votes
Matters                                                                                      For   Withheld
-------                                                                                     ------ --------
(1) David C. Arch.......................................................................... 86,675  2,723
    Frank S. Bayley........................................................................ 86,675  2,723
    James T. Bunch......................................................................... 86,675  2,723
    Bruce L. Crockett...................................................................... 86,675  2,723
    Rodney F. Dammeyer..................................................................... 86,675  2,723
    Albert R. Dowden....................................................................... 86,675  2,723
    Jack M. Fields......................................................................... 86,675  2,723
    Martin L. Flanagan..................................................................... 86,675  2,723
    Dr. Prema Mathai-Davis................................................................. 86,675  2,723
    Dr. Larry Soll......................................................................... 86,675  2,723
    Hugo F. Sonnenschein................................................................... 86,675  2,723
    Raymond Stickel, Jr.................................................................... 86,675  2,723
    Philip A. Taylor....................................................................... 86,675  2,723
    Wayne W. Whalen........................................................................ 86,675  2,723
    Suzanne H. Woolsey..................................................................... 86,675  2,723

                                                                                            Votes   Votes     Votes
                                                                                             For   Withheld Abstained
                                                                                            ------ -------- ---------
(2) To ratify the selection of PwC as the independent registered public accounting firm of
    the Fund............................................................................... 86,462    135     2,801